UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2011

TouchIT Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-151252	26-2477977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Istanbul Trakya Serbest Bölgesi Atatürk Bulvari Ali Riza Efendi cd., A4 Blok Çatalca,
Istanbul Turkey
 (Address of principal executive offices)

Registrant’s telephone number, including area code:

+44 207 858 1045/+90 212 768 6304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2011, TouchIT Technologies, Inc., a Turkey corporation (the “Company,” “our” “we” “us”) borrowed Two Hundred Fifty Thousand Dollars ($250,000) (the “Advance”) from TCA Global Credit Master Fund, LP (the “Lender”) pursuant to a revolving credit facility evidenced by a Credit Agreement with an effective date as of November 30, 2010 (the “Credit Agreement”).  The Credit Agreement evidences a revolving credit facility in the maximum principal amount of $250,000, which subject Lender approval may be increased up to One Million Dollars ($1,000,000) (the “Loan”).  Interest on the Advance accrues at the rate of eight percent (8%) per annum and the outstanding and accrued interest is due and payable on a bi-monthly basis.  The outstanding principal amount is due on February 16, 2012 (the “Maturity Date”).  The revolving loan is also evidenced by a Revolving Note (the “Note”). The Credit Agreement and Note are secured by, among other things, (i) the Security Agreement made by and between the Company and the Lender pursuant to which the Borrower has granted a security interest in all of the Borrower’s assets to the Lender (the “Security Agreement”), (ii) a personal guaranty and validity guaranty executed by Andrew Brabin, Chief Financial Officer of the Company, and (iii) a personal guaranty and validity guaranty executed by Recep Tanisman, the Chief Executive Officer of the Company.

Pursuant to the Credit Agreement, on or before February 16, 2011, our Company shall issue to the Lender One Hundred Thousand (100,000) shares of our common stock, par value at $0.001 per share (the “Restricted Shares”), which shall have piggy back registration rights as part of any registration statement filed by our Company and full ratchet rights and anti-dilution rights during the six months following February 16, 2011. Furthermore, we shall also issue to Lender Twenty-Five Thousand (25,000) shares of our Company’s Series A convertible preferred stock with a par value of $0.001, which such shares shall be converted into shares of common stock of the Company on February 16, 2012 upon the satisfaction of certain conditions (including if the value of the Restricted Shares is less than $45,000 on February 16, 2012 based on the average closing price for the 30 trading days prior thereto).

The Credit Agreement also includes customary representations and warranties and affirmative and negative covenants, including, among others, payment of certain customary fees and expenses (including commitment, monitoring and diligence fees), covenants relating to financial reporting, maintenance of property and insurance, incurrence of liens and/or other indebtedness.  The Credit Agreement also contains customary provisions for events of default, remedies in circumstances of default, required notices, governing law and jurisdiction of governance. Upon the occurrence of an event of default (as defined in the Credit Agreement), the Lender may, at its option, declare its commitments to us to be terminated and all obligation and commitments to be immediately due and payable.

For all the terms and conditions of the Credit Agreement, the Security Agreement and the Note, reference is hereby made to such documents respectively annexed hereto as Exhibits 10.1, 10.2 and 10.3. All statements made herein concerning the foregoing document are qualified by reference to said Exhibits.

Item 2.03 Creation of Direct Financial Obligation.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement by and between TouchIT Technologies, Inc. and TCA Global Master Fund, LP. dated effective as of November 30, 2010.

10.2	Security Agreement by and between TouchIT Technologies, Inc. and TCA Global Master Fund, LP. dated effective as of November 30, 2010.

10.3	Revolving Note executed by TouchIT Technologies, Inc. dated as of February 16, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TouchIT Technologies, Inc.

By:	/s/ Andrew Brabin
Name:	Andrew Brabin
Title:	Chief Financial Officer

Dated: February 23, 2011